UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2005
G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Suite 500, Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Item 8.01. Other Events.
SIGNATURE

Item 1.02. Termination of a Material Definitive Agreement.
     The Stockholder Agreement dated June 14, 1985 by and among G&K Services, Inc. (the “Company”), Richard Fink and certain other holders of Class B Common Stock of the Company (the “Stockholder Agreement”) has terminated, effective December 31, 2005. The Stockholder Agreement terminates according to its terms when there are no longer any shares of Class B Common Stock owned by any of the stockholders who were parties to the Stockholder Agreement. As described more fully in Item 8.01, all outstanding shares of Class B Common Stock subject to the Stockholder Agreement have been converted into Class A Common Stock, effective December 31, 2005. Therefore, the Stockholder Agreement has been terminated.
     The Stockholder Agreement was entered into by certain executive officers and other key employees of the Company in 1985 to control the ownership of the Class B Common Stock. The Stockholder Agreement imposed certain restrictions on transfer of the shares of Class B Common Stock by the individual parties to the Stockholder Agreement. The Stockholder Agreement also provided rights of first refusal with respect to transfers of the Class B Common Stock and required the transfer or conversion of shares of Class B Common Stock in certain circumstances.
Item 8.01. Other Events.
     The shares of Class B Common Stock of the Company subject to the Stockholder Agreement have been converted into Class A Common Stock, effective December 31, 2005. These shares were held by Mr. Fink, members of his family and related entities. The Stockholder Agreement provides that, at the time that both Richard Fink and William Hope cease to be employees of the Company, all shares of Class B Common Stock shall be converted into Class A Common Stock. Mr. Hope’s employment terminated previously, and on December 31, 2005, Mr. Fink retired as an employee of the Company. Therefore, the conversion provision of the Stockholder Agreement became effective as to 1,208,256 shares of Class B Common Stock, subject to completion of documentation of the cancellation of the Class B Common Stock certificates.
     The remaining 67,573 outstanding shares of Class B Common Stock will be converted into Class A Common Stock pursuant to the provisions of the Company’s Articles of Incorporation, as amended (the “Articles”). The Articles provide that, at any time when there are less than 150,000 shares of Class B Common Stock outstanding, all outstanding shares of Class B Common Stock are automatically converted into Class A Common Stock without further action.
     Holders of Class B Common Stock are entitled to ten votes per share of Class B Common Stock in any shareholder vote, compared to one vote per share of Class A Common Stock. Immediately prior to the conversion, Richard Fink beneficially owned 831,914 shares of Class B Common Stock and 227,629 shares of Class A Common Stock, representing in the aggregate 26.13% of the outstanding voting power of the Company. Immediately after the conversion, Mr.

     Fink beneficially owned 1,059,543 shares of Class A Common Stock, representing 4.99% of the outstanding voting power of the Company.
     This conversion of Class B Common Stock to Class A Common Stock has no impact on previously reported Earnings Per Share.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: January 6, 2006	By:	/s/ David F. Fisher
		Name:	David F. Fisher
		Title:	Vice President, General Counsel and Corporate Secretary

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